THE OFFITBANK LATIN AMERICA TOTAL RETURN FUND

               SPECIAL MEETING OF STOCKHOLDERS -- APRIL 25, 1997
              This Proxy is Solicited on Behalf of the Directors





   The undersigned hereby appoints Stephen B. Wells and Carrie Zuckerman, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of the OFFITBANK Latin America Total Return Fund (the "Fund") to be held at the offices of OFFITBANK, 520 Madison Avenue, 27th Floor, New York, New York on Friday, April 25, 1997, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and Proxy Statement dated March 25, 1997 and upon all other matters properly coming before said Meeting.

   Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR Proposal
1.  Please refer to the Proxy Statement for a discussion of the Proposal.



HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

____________________________            ________________________________

____________________________            ________________________________

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    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.  The approval of a change in the investment    2. Any other business that
    objective of the OFFITBANK Latin America         may properly come before
    Total Return Fund from an objective of           the meeting.
    maximizing total return to a primary
    objective of capital appreciation and a
    secondary objective of current income and a related name change to OFFITBANK Latin
    America Equity Fund.


    FOR  / /    AGAINST  / /     ABSTAIN  / /     3. I will be attending the
                                                     meeting.         / /







                                 Note:  If joint owners, EITHER may sign
                                 this Proxy.  When signing as attorney,
                                 executor, administrator, trustee,
                                 guardian or corporate officer, please
                                 give your full title.


                                 Date_____________________________ , 1997

                                 _______________________________________

                                 _______________________________________
                                   Signature(s), Title(s), if applicable


                                 Votes MUST be indicated
                                 (x) in Black or Blue ink.       /x/
Please Sign, Date and Return
the Proxy Promptly Using the
Enclosed Envelope.